EXHIBIT (3)(a)(ii)


                  CERTIFICATE OF AMENDMENT
                           OF THE
                CERTIFICATE OF INCORPORATION
                             OF
                      BROWN GROUP, INC.


      Under Section 805 of the Business Corporation Law


     We, the undersigned, RONALD A. FROMM and ROBERT D.

PICKLE, respectively, the President and the Secretary of

Brown Group, Inc. (hereinafter sometimes called the

"Company"), do hereby certify and set forth:



     1.   The name of the Company is Brown Group, Inc.  The

name under which the Company was formed is Brown Shoe

Company, Inc.



     2.   The Certificate of Incorporation of the Company

was filed by the New York Department of State on the 2nd day of January, 1913.



     3.   (a)  The certificate of incorporation is amended

to change the name of the company from Brown Group, Inc. to

its original name, Brown Shoe Company, Inc.



          (b)  To effect the foregoing change, Article First

of the Certificate of Incorporation of the Company is

amended to read in its entirety as follows:



               FIRST:  The name of the Company shall be

Brown Shoe Company, Inc. (hereinafter termed "Company").

     4.   The amendment to the Certificate of Incorporation

of the Company was authorized, first by the Board of

Directors pursuant to Section 805(a) of the Business

Corporation Law, and then by the affirmative vote of the

holders of a majority of all issued and outstanding shares

of Common Stock of the Company entitled to vote at the

Annual Meeting of Stockholders of the Company held on May

27, 1999.



     IN WITNESS WHEREOF, we have signed this Certificate of

Amendment on the 27th day of May, 1999, and we affirm the

statements contained therein as true under penalties of

perjury.




                              /s/ Ronald A. Fromm
                              -------------------------------
                              RONALD A. FROMM, President



                                /s/ Robert D. Pickle
                              -------------------------------
                              ROBERT D. PICKLE, Secretary